                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated October 3, 2001 (except with respect to the matters discussed in Note P, as to which the date is March 1,
2002) included in Herley Industries, Inc.'s Form 10-K for the year ended July 29, 2001 and to all references to our Firm included in this S-3 Registration Statement.


                                           /s/ Arthur Andersen LLP





Lancaster, Pennsylvania
March 27, 2002